Exhibit 99.4

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is entered into as of the date last written below (the “Execution Date”), by and between American Realty Capital Properties, Inc. (“ARCP”) and ARC Properties Operating Partnership, L.P., on the one hand, and Lisa Beeson (“Executive,” and, together with ARCP, the “Parties”), on the other.

In consideration of the mutual promises and mutual covenants contained herein, the Parties agree as follows:

1. Separation of Employment and Resignation from the Board of Directors. Executive’s employment as President and Chief Operating Officer, the positions set forth on Exhibit 1 hereto and any other positions, including Board positions, that she holds with ARCP, its subsidiaries and certain ARCP-related entities (including the non-traded REITs managed by ARCP or its affiliates) (all such entities collectively, the “ARCP Group”) shall end by Voluntary Resignation effective as of December 15, 2014 (the “Separation Date”). The Employment Agreement between Executive and ARC Properties Operating Partnership, L.P., dated October 1, 2014 (the “Employment Agreement”), is terminated as of the Separation Date, except as set forth in Paragraph 8 below. Executive agrees to sign such documents as the ARCP Group may request to reflect such resignations.

2. Separation Payments. In addition to any salary payments owing under the Employment Agreement for the final payroll period through the Separation Date, Executive shall be entitled to receive the Accrued Benefits, as defined in Paragraph 6(a)(iv) of the Employment Agreement, through the Separation Date. In consideration for the terms of this Agreement, including the right to negotiate a mutually agreeable press release with ARCP announcing her separation from ARCP and the modification of the Employment Agreement as set forth below in Paragraph 8, the sufficiency of which Executive hereby acknowledges, Executive (a) agrees that she shall not be entitled to receive any of the payments and benefits set forth in Paragraph 6(e) of the Employment Agreement and (b) hereby forfeits and relinquishes the equity grants referred to in Sections 3(b)(i) and 3(b)(ii) of the Employment Agreement and all participation (regardless of when awarded) in the ARCP 2014 Multi-Year Out-Performance Plan.

3. Announcement of Separation of Employment. The Parties agree to negotiate a mutually acceptable press release to be issued by ARCP announcing Executive’s separation of employment.

4. Cessation of Benefits. Executive’s participation and, if applicable, Executive’s dependent(s)’ coverage under all Executive benefit plans sponsored by ARCP shall end as of the Separation Date, provided, however, that Executive shall receive separate notification from ARCP regarding Executive’s and Executive’s dependent(s)’ right to continue participation in any group health care benefit plan sponsored by ARCP at Executive’s and/or Executive’s dependent(s)’ own expense under COBRA.

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5. Release of Claims. In consideration for the terms of this Agreement, including the right to negotiate a mutually agreeable press release with ARCP announcing her separation from ARCP and the modification of the Employment Agreement as set forth below in Paragraph 8, the sufficiency of which Executive hereby acknowledges, Executive agrees to and does waive any claims she may have for employment by any member of ARCP Group, as of the date of this Agreement, and agrees not to seek such employment or reemployment by any member of the ARCP Group in the future. Executive further agrees to and does fully, finally and forever release and discharge all members of the ARCP Group, their respective subsidiaries, affiliates, predecessors, successors and assigns, as well as each of their respective past and present shareholders, members, general partners, limited partners, directors, officers, employees (excluding Executive), representatives, agents and attorneys, and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees”), of and from any and all claims, actions, causes of action, complaints, charges, grievances, liabilities, obligations, promises, agreements, controversies, damages, suits, demands, judgments, costs, losses, debts and expenses (including, without limitation, back pay, front pay, compensatory damages, punitive damages, exemplary damages, attorneys’ fees and costs actually incurred) of any nature whatsoever, whether the same be known or unknown, suspected or unsuspected, at law, in equity, or mixed, growing out of or arising from or relating in any way to any transaction, dealing, employment relationship (including, without limitation, Executive’s separation of employment from the ARCP Group), conduct, act or omission, or any other matters or things occurring or existing up through the date of execution of this Agreement, including, without limitation, wrongful discharge, breach of contract, tort, fraud, defamation, and any rights or claims under Title VII of the Civil Rights Acts of 1964 and 1991, as amended (42 U.S.C. §§ 2000e et seq.), the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. 701 et seq.), the Family and Medical Leave Act (29 U.S.C. §§ 2601 et seq.), the Fair Labor Standards Act (29 U.S.C. §§ 201 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. §§ 1001 et seq.), the New York Human Rights Law, the New York City Human Rights Law, and all other federal, state and local laws, statutes, ordinances, regulations, or common law relating to employment, discrimination in employment, termination of employment, retaliation, whistleblowing, wrongful discharge, breach of contract, fraud, defamation, assault, negligent or intentional infliction of emotional distress, wages, benefits or otherwise. This release does not include Executive’s right to enforce the terms of this Agreement or any right Executive has to indemnification in connection with any existing or future litigation, claims, or investigations arising out of or related to the subject matter of the current Audit Committee investigation or otherwise arising out of Executive’s employment by or services for the ARCP Group. This release also does not include or limit in any way the ability of the Executive to seek contribution from any Releasees other than the ARCP Group or any of the present, past, or future independent members of the Board of Directors of any member of the ARCP Group (the “Independent Directors”), or to seek to apportion liability to any Releasees other than the ARCP Group or any of the Independent Directors, in connection with any existing or future litigation arising out of or relating to the subject matter of the current Audit Committee investigation or otherwise arising out of Executive’s employment by or services for the ARCP Group.

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6. Return of Property. As required by Paragraph 13 of the Employment Agreement, Executive agrees to return to ARCP or counsel for the Audit Committee within 48 hours after the Separation Date all ARCP property and documents in her possession, custody or control, including, without limitation, automobiles, credit cards, computers and telecommunication equipment, keys, instructional and policy manuals, mailing lists, computer software, financial and accounting records, reports and files, and any other physical or personal property that Executive obtained in the course of her employment by ARCP. Executive further agrees not to retain copies of any such Company documents, excluding publicly available documents and documents relating directly to her own compensation and employee benefits. Notwithstanding this Paragraph or Paragraph 13 of the Employment Agreement, ARCP agrees to provide Executive with a copy of contact information, such as names, phone numbers, addresses, email addresses and assistants’ contact information, contained in the contact file in her Outlook, and a print-out of her electronic calendar in her Outlook, to the extent that her contact file and electronic calendar do not contain Confidential Information, as defined in the Employment Agreement.

7. Voluntary Execution of Agreement. Executive acknowledges and agrees that (a) she has been, and is hereby, advised by ARCP to consult with an attorney regarding the terms of this Agreement; (b) she has read this Agreement and fully understands its terms and their import, including the final and binding effect of the waiver and release by her of the claims set forth in Paragraph 5 above; (c) the consideration provided for herein is in addition to anything of value to which she was already entitled; and (d) she is entering into this Agreement of her own free will, and no promises or representations have been made to her by any person or entity to induce her to enter into this Agreement other than the express terms set forth herein.

8. Entire Agreement. This agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, oral or written, relating to Executive’s employment by the Company or the termination thereof; provided, however, that the provisions in the Employment Agreement identified in Paragraph 14(m) (other than Sections 6 and 8(d) of the Employment Agreement) that are expressly intended by their terms to survive will continue in effect in accordance with their terms, subject to the following modification. The Restricted Period of twelve months from the Termination Date as set forth in Paragraph 8(a) of the Employment Agreement is hereby modified to be six months from the Separation Date, as defined herein. Paragraph 8(a) of the Employment Agreement is otherwise unchanged and will remain in full force and effect for a period of six months from the Separation Date. The modification of the definition of Restricted Period in Paragraph 8(a) of the Employment Agreement is solely for the purposes of Paragraph 8(a) of the Employment Agreement and does not change the Restricted Period for the purposes of Paragraphs 8(b) or 8(c) of the Employment Agreement. This Agreement may not be modified except by a writing, signed by the Parties.

9. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules.

10. Dispute Resolution. Any disputes in connection with this Agreement must be resolved under the procedures set forth in Paragraph 11 of the Employment Agreement.

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11. Successors and Assigns. This Agreement shall be binding upon Executive’s heirs and personal representatives, and the successors and assigns of ARCP.

12. Notices. Any notices under this Agreement shall be in writing and shall be deemed given (i) upon receipt if delivered in person or by email; (ii) one business day after being sent by overnight mail or delivery service; or (iii) three business days after being deposited in the U.S. mail, certified or registered, postage prepaid, addressed as follows:

If to ARCP, delivered to:

William Stanley

Lead Independent Director

c/o American Realty Capital Properties, Inc.

405 Park Avenue

New York, NY 10022

bills@stanleylaman.com

with a courtesy copy (which does not constitute notice) delivered to:

Michael J. Aiello

Matthew J. Gilroy

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

michael.aiello@weil.com

If to Executive, delivered to:

Lisa Beeson

At Ms. Beeson’s Address On File With ARCP, as and if updated by Ms. Beeson by Written Notice to ARCP with a courtesy copy (which does not constitute notice) delivered to:

Pearl Zuchlewski

500 Fifth Avenue

Suite 5100

New York, New York 10110-5197

pz@kzlaw.net

13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth below.

Date: December 15, 2014	/s/ Lisa Beeson

Lisa Beeson

Date: December 15, 2014	American Realty Capital Properties, Inc.

By: /s/ William Stanley

Name: William Stanley

Title: Lead Independent Director

Date: December 15, 2014	ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Properties, Inc., its general partner

By: /s/ William Stanley

Name: William Stanley

Title: Lead Independent Director

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Exhibit 1

Officer Name	Entity Name	Title
Lisa E. Beeson	CREI Advisors, LLC	Authorized Officer
Lisa E. Beeson	Cole Corporate Income Advisors, LLC	Chief Operating Officer
Lisa E. Beeson	Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC	Chief Operating Officer
Lisa E. Beeson	Cole Corporate Income Advisors II, LLC	Chief Operating Officer
Lisa E. Beeson	Cole REIT Advisors IV, LLC	Chief Operating Officer
Lisa E. Beeson	Cole REIT Advisors VI, LLC	Chief Operating Officer
Lisa E. Beeson	Cole REIT Advisors III, LLC	Chief Operating Officer
Lisa E. Beeson	Cole REIT Advisors V, LLC	Chief Operating Officer
Lisa E. Beeson	Cole Capital Partners, LLC	Chief Operating Officer
Lisa E. Beeson	Cole REIT Advisors II, LLC	Chief Operating Officer
Lisa E. Beeson	Equity Fund Advisors, Inc.	Chief Operating Officer
Lisa E. Beeson	Cole REIT Advisors, LLC	Chief Operating Officer
Lisa E. Beeson	Cole Capital Advisors, Inc.	Chief Operating Officer
Lisa E. Beeson	ARC Properties Operating Partnership, L.P.	Chief Operating Officer
Lisa E. Beeson	Cole Capital Corporation	President and Treasurer
Lisa E. Beeson	Cole REIT Advisors VII, LLC	Chief Operating Officer
Lisa E. Beeson	Cole Corporate Income Advisors III, LLC	Chief Operating Officer
Lisa E. Beeson	Cole Realty Advisors, LLC	Authorized Officer
Lisa E. Beeson	American Realty Capital Properties, Inc.	Chief Operating Officer
Lisa E. Beeson	American Realty Capital Properties, Inc.	President
Lisa E. Beeson	ARC Properties Operating Partnership, L.P.	President